LETTERHEAD OF KIRKPATRICK & LOCKHART NICHOLSON GRAHAM LLP







                                           April 28, 2005


Greenspring Fund, Incorporated
2330 W. Joppa Road, Suite 108
Lutherville, MD  21093-7207

Ladies and Gentlemen:

	We have acted as counsel to Greenspring Fund, Incorporated, a Maryland corporation (the Company), in connection with the filing with the Securities and Exchange Commission (SEC) of Post-Effective Amendment No. 28 to the Company's Registration Statement on Form N-1A (File Nos. 2-81956; 811-3627) (the Post-Effective Amendment), registering an indefinite number of shares of Common Stock (par value $.01) (the Shares), of the Company, under the Securities Act of 1933, as amended (the
1933 Act).

	You have requested our opinion as to the matters set forth below in connection with the filing of the Post-Effective Amendment. For purposes of rendering that opinion, we have examined the Post-Effective Amendment, the Company's Articles of Incorporation, as amended (the Charter), the Company's By-laws and the corporate action of the Company that provides for the issuance of the Shares, and we have made such other investigation as we have deemed appropriate. In rendering our opinion, we have made the assumptions that are customary in opinion letters of this kind. We have further assumed that, as of any date of determination, the number of Shares will not exceed the number of such shares authorized to be issued under the Charter. We have not verified any of those assumptions.

	Our opinion, as set forth herein, is based on the facts in existence and the laws in effect on the date hereof and is limited to the federal laws of the United States of America and the laws of the State of Maryland that, in our experience, generally are applicable to the issuance of shares by entities such as the Company. We express no opinion with respect to any other laws.

	Based upon and subject to the foregoing, we are of the opinion that:

1.	The Shares to be issued pursuant to the Post-Effective Amendment have been duly authorized for issuance by the Company; and

2.	When issued and paid for upon the terms provided in the
Post-Effective Amendment, the Shares to be issued pursuant to the Post-Effective Amendment will be validly issued, fully paid and non-assessable.

      This opinion is rendered solely for your use in connection with the filing of the Post-Effective Amendment and supersedes any previous opinions of this firm in connection with the issuance of Shares. We hereby consent to the filing of this opinion with the SEC in connection with the Post-Effective Amendment. In giving our consent we do not thereby admit that we are in the category of persons whose consent is required under
Section 7 of the 1933 Act or the rules and regulations of the SEC thereunder.

				Very truly yours,

				/s/ Kirkpatrick & Lockhart Nicholson Graham LLP

				Kirkpatrick & Lockhart Nicholson Graham LLP